UNITED STATES

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SCHEDULE 14A

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Synaptics Incorporated
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2010 Incentive Compensation Plan Amendment
Disclosure This presentation contains "forward-looking" statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe-harbor created by those laws. Such forward-looking statements relate to, without limitation, revenue growth, financial results, use of shares available under Synaptics' 2010 Incentive Compensation Plan, or the Plan, expectations for grants of awards to be made under the Plan, and expected results from increased R&D investment. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to: (a) market demand and commercial acceptance of Synaptics' products, (b) market demand for OEM products using Synaptics' products, (c) the failure of Synaptics and OEM products to deliver commercially acceptable performance, (d) changes in business conditions or Synaptics' compensation strategy, and other risks as identified from time to time in Synaptics' SEC reports, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and Annual Reports on Form 10-K. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements. This information and any related goods and services are provided "as is." We make no representations or warranties, expressed or implied. Synaptics providing you information, goods or services does not, by itself, create any express or implied license under any patent, trade mark, trade secret, copyright, mask work right, or any other intellectual property right.
Executive Summary Synaptics is seeking shareholder approval to amend the 2010 Incentive Compensation Plan Shares available as of August 30, 2013 = 1,180,541 Increase authorized shares by 3,000,000 resulting in total pool of 4,180,541 shares We anticipate issuing approximately 1,500,000 shares per year (gross, before cancellations) We expect the pool to last approximately 3 years Synaptics' Board of Directors recommends a "Yes" vote Equity fuels recruiting to drive R&D and customer engagements Our pay-for-performance approach to equity aligns employee and stockholder interests We have actively managed the impact of our equity compensation program by reducing our annual burn rate and through our stock repurchase program Our overhang reflects the impact of our employees holding vested "in-the-money" stock options, demonstrating their confidence in the value and future of Synaptics

Company Overview:
Leading Human Interface Company

Synaptics®


GLOBAL

Right Markets

Smartphones

In-cell, On-cell and Display Integration Leader

Notebooks

Industry leading TouchPad and ThinTouch keyboard solutions for Win8 "Touch First" OS

Tablets

Android and Windows support along with ThinTouch Integrated keyboards

Broadest Portfolio

Innovation leader with history of industry firsts, most recently:

Single-ASIC solution for touchscreens up to 15.6 inches with Active Pen

In-Cell smartphone implementations

Positioned For Growth

- 850+ employees; ~ 67% in engineering focused roles
- Over 400 U.S. patents issued or pending
- Local technical design centers for real-time customer support
- Over 1 billion custom touch solutions shipped

Copyright © 2013 Synaptics Incorporated. All Rights Reserved

Page 4
(CHART) Background: Investment in R&D drives growth (CHART) Increased R&D Investment Drives Winning Product & Technology Portfolio R&D CAGR 25% FY13 Growth Accelerates; Strong Growth Expected to Continue in FY14 $(M) GM% Revenue CAGR 16% $(M)
(CHART) Background: Strong track record of growth and profitability (CHART) Net Income CAGR 18% EPS CAGR 24% See Appendix hereto for a reconciliation of GAAP to non-GAAP results
Background: Synaptics outperforms the industry Synaptics has outperformed the peer group median over the last one, three, and five-year periods (CHART) The peer group used for the analysis of total shareholder return consists of Atmel, Cirrus Logic, Cypress Semiconductor, Emulex, Integrated Device Technology, Intermec, Intersil, Lattice Semiconductor, Micrel, Microsemi, Monolithic Power Systems, NetGear, Plantronics, PMC-Sierra, QLogic, RF Micro Devices, Semtech, Silicon Laboratories, TriQuint, Zebra Technologies.
Equity is critical to recruiting and retaining high- caliber talent to drive our continued success Our growth strategy is dependent on our ability to recruit, motivate, reward, and retain employees to support R&D and customer engagements 67% of our headcount works in an R&D role Headquartered in San Jose (Silicon Valley), we compete with the largest and most successful technology companies in the US Equity compensation is necessary for us to compete for engineering, technical, and professional talent without significantly increasing cash compensation costs Critical talent supports Product Roadmap & expanding Customer Engagements (CHART) Total Headcount CAGR 10%
Our pay-for-performance approach to equity aligns employee and stockholder interests Our equity program encourages employees to think like stockholders: Take actions that create long-term stockholder value Promote long-term sustainability Our equity program emphasizes pay-for-performance For executives: Emphasis on equity; cash compensation falls below median of peer companies Stock options only have value if Synaptics' stock price increases above the grant price Market Stock Units require Synaptics to outperform the SOX index to earn an above-target payout; # of shares earned is reduced if Synaptics underperforms the SOX index Limited use of time-vested RSUs For employees: Equity awards are targeted to high-performing employees and critical hires Our total compensation levels (cash + equity) are aligned with the market
We have actively managed the impact of our equity compensation program We reduced our annual "burn rate" and "overhang" over the last two fiscal years Our stock repurchase program offsets the dilutive effect of equity awards Over the past 3 fiscal years, Synaptics repurchased more shares than were granted Synaptics had 32.3M shares outstanding, at 8/30/13, fewer than the split-adjusted 34.2M shares outstanding at our IPO Our repurchase program causes our burn rate and overhang to appear higher than at companies with less aggressive repurchase programs (CHART) (CHART) (CHART)
Our overhang is largely due to employees holding vested "in-the-money" stock options 63% of our outstanding equity awards consist of "in-the-money" and vested stock options, including > 1M options outstanding > 6 years We believe the number of vested in-the-money stock options demonstrates the holder's confidence in the value and future of our company As of August 30, 2013 # Shares % Common Shares Outstanding % of Issued Overhang Maximum MSUs 67,400 0.2% 1% Unvested RSUs 928,207 2.9% 13% Unvested Stock Options 1,444,518 4.5% 21% Vested in-the-money Stock Options 4,380,374 13.5% 63% All Other Vested Stock Options 137,369 0.4% 2% Total 6,957,868 21.5% 100%
Appendix

Appendix

Synaptics®

Share Figures in 000's	As of 8/30/13	FY2013	FY 2012	FY 2011
Options Granted		514	1,179	1,942
Restricted Stock/RSUs Granted		572	648	518
MSUs Earned / Vested		0	0	0
MSUs Granted		74	0	0
# Shares Granted		1,160	1,827	2,460
Unadjusted Gross Burn Rate		3.6%	5.5%	7.2%
Full-Value Share Multiplier		2.0x	2.0x	2.0x
Adjusted # of Shares Granted		1,658	2,475	2,978
Adjusted Gross Burn Rate		5.1%	7.5%	8.8%
Options Cancelled		472	365	587
RSUs Cancelled		118	88	87
MSUs Cancelled		7	0	0
Unadjusted Shares Cancelled		597	453	674
Unadjusted Net Burn Rate		1.7%	4.2%	5.2%
Adjusted # of Shares Cancelled		708	541	761
Net Burn Rate		2.9%	5.9%	6.5%
Options Outstanding	5,962	6,030	7,339	7,835
Unvested Rest. Stk./Units	928	1,005	1,009	868
Unvested MSUs (Target)	67	67	0	0
Issued Overhang	21.5%	21.3%	25.4%	26.0%
Wtd Avg Shares Outstanding		32,658	33,030	34,042
Period End Shares Outstanding	32,338	33,290	32,896	33,466

- Unadjusted gross burn rate: options and restricted shares/units granted divided by weighted average shares outstanding.
- Adjusted gross burn rate: options and restricted shares/units (converted to option equivalents using a 2.0 multiplier) granted divided by weighted average shares outstanding.
- Issued overhang: total stock options, unvested restricted shares/units and unvested market stock units divided by period end shares outstanding.

Copyright © 2013 Synaptics Incorporated. All Rights Reserved

Page 13

Appendix Vested in-the-money Stock Options Outstanding for more than Six Years (1) These options vested 1/4th of the total number of options granted 12 months from grant date and 1/48th of the total number of options granted each month thereafter until fully vested 48 months after the grant date.
Appendix Reconciliation of GAAP to Non-GAAP: Net Income, Earnings Per Share, and R&D Expense